                                [LETTERHEAD OF]
                       [SUTHERLAND, ASBILL & BRENNAN LLP]

                                          November 11, 1997

Board of Directors
Market Street Fund, Inc.
1050 Westlakes Drive
Berwyn, PA 19312-2419

Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statements of Additional Information included in the registration statement on Form N-14 for Market Street Fund, Inc. (File No. 333-36289). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Sincerely,

                                          SUTHERLAND, ASBILL & BRENNAN LLP

                                          By: /s/  Stephen E. Roth

                                            ------------------------------------
                                            Stephen E. Roth, Esq.